UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2017

EnzymeBioSystems

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53854

Nevada	27-0464302
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

8250 W. Charleston Blvd. Suite 120, Las Vegas, NV	89117
(Address of principal executive offices)	(Zip Code)

(702) 907-0615

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 27, 2017, the majority shareholders of EnzymeBioSystems (the “Company” or the “Registrant”) voted to realign the Officers in the Company by appointing John Dean Harper to the Board of Directors as the sole Director. Subsequently, the Board of Directors accepted the resignation of Gary Rojewski, in his position as Director and Officer of the Company. Mr. Rojewski tendered his resignation to the Company on December 27, 2017. Mr. Rojewski has not expressed any disagreements with the Company on any matter relating to its operations, policies or practices.

The Board appointed the Company’s Corporate Secretary, John Dean Harper, to the positions of President/CEO and Treasurer. The Board further decided to keep Ashot Marirosyan as Chief Scientific Officer and dissolved the position of Interim Accounting Officer, formerly held by John Dean Harper.

The following table sets forth certain information regarding our current director and executive officer. Set forth below are the names, ages and present principal occupations of our current director and executive officers.

Name	Age	Position & Offices Held

John Dean Harper	55	Chief Executive Officer/Director

Ashot Martirosyan	65	Chief Scientific Officer

All directors hold office until the next annual meeting of stockholders of the Company and until their successors have been elected and qualified. Directors currently receive no fees for services provided in that capacity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EnzymeBioSystems
Registrant

Date: January 3, 2018	By:	/s/ John Dean Harper
Chief Executive Officer